Exhibit 99.1

Atkore International Group Inc. Announces First Quarter 2019 Results

•	Diluted earnings per share increased by $0.13 to $0.54; Adjusted net income per diluted share increased by $0.18 to $0.74

•	Net income decreased by $0.2 million to $26.9 million; Adjusted EBITDA increased by $11.5 million to $70.0 million

•	Second quarter 2019 Adjusted EBITDA guidance of $69 million - $75 million

•	Full-year Adjusted EBITDA guidance updated to $290.0 million - $310.0 million

•	Second quarter 2019 Adjusted net income per diluted share guidance of $0.70 - $0.80

•	Full-year Adjusted net income per diluted share guidance updated to $3.05 - $3.35

HARVEY, IL. — February 6, 2019 (BUSINESS WIRE) - Atkore International Group Inc. (the "Company" or "Atkore") (NYSE: ATKR) announced earnings for its fiscal 2019 first quarter ended December 28, 2018.

"I’m pleased to report that Atkore delivered strong First Quarter results in net sales, adjusted EBITDA and earnings per share.  Our continued focus on executing upon strategic initiatives has driven profitable growth and an improved customer experience, which enables Atkore to increase its full year guidance for Fiscal Year 2019,” commented Bill Waltz, Atkore President and Chief Executive Officer.

2019 First Quarter Results

	Three months ended
(in thousands)	December 28, 2018	December 29, 2017	Change	% Change
Net sales
Electrical Raceway	$343,406	$316,523	$26,883	8.5%
Mechanical Products & Solutions	108,813	98,574	10,239	10.4%
Eliminations	(191)	(539)	348	(64.6)%
Consolidated operations	$452,028	$414,558	$37,470	9.0%

Adjusted EBITDA
Electrical Raceway	$68,489	$56,160	$12,329	22.0%
Mechanical Products & Solutions	10,887	10,809	78	0.7%
Unallocated	(9,353)	(8,482)	(871)	10.3%
Consolidated operations	$70,023	$58,487	$11,536	19.7%

Net sales increased $37.5 million, or 9.0% to $452.0 million for the three months ended December 28, 2018 compared to $414.6 million for the three months ended December 29, 2017. Net sales increased $39.8 million primarily due to increased average market prices for the metal electrical conduit product category and the pass-through impact of higher average input costs of steel, copper, and freight. Additionally, net sales increased $13.0 million due to the acquisitions of Vergokan International NV ("Vergokan") and Communications Integrators, Inc. ("Cii") over the past twelve months, partly offset by a decrease in net sales of $4.9 million due to the divestiture of Flexhead in the second quarter of fiscal 2018. The increase in net sales was partially offset by lower volume of $11.0 million primarily in metal conduit and cable wire product categories sold within the Electrical Raceway segment.

Gross profit increased by $13.4 million, or 13.8% to $110.3 million for the three months ended December 28, 2018, as compared to $96.9 million for the prior-year period. Gross margins increased to 24.4% for the three months ended December 28, 2018, as compared to 23.4% for the prior-year period. Gross margins increased primarily due to increased average market prices for the metal electrical conduit product category.

Exhibit 99.1

Net income decreased by $0.2 million, or 0.9% to $26.9 million for the three months ended December 28, 2018 compared to $27.2 million for the prior-year period primarily due to higher income tax expense of $5.6 million and higher interest expense of $5.6 million, partially offset by higher operating income of $9.1 million.

Adjusted EBITDA increased by $11.5 million, or 19.7% to $70.0 million for the three months ended December 28, 2018 compared to $58.5 million for the three months ended December 29, 2017. The increase was primarily due to higher operating income of $9.1 million and incremental Adjusted EBITDA of $2.1 million from acquisitions during fiscal 2019 and fiscal 2018, partially offset by the divestiture of Flexhead during the second quarter of fiscal 2018.

Diluted earnings per share on a GAAP basis was $0.54 for the three months ended December 28, 2018, as compared to $0.41 in the prior-year period. Adjusted net income per diluted share increased by $0.18 to $0.74 for the three months ended December 28, 2018, as compared to $0.56 for the prior-year period.

Segment Results

Electrical Raceway

Net sales increased $26.9 million, or 8.5%, to $343.4 million for the three months ended December 28, 2018 compared to $316.5 million for the three months ended December 29, 2017. The increase was primarily due to increased average market prices for the metal electrical conduit and fittings product category and the pass-through impact of higher average input costs of steel, copper and freight of $25.0 million. Additionally, sales increased $13.0 million resulting from acquisitions during fiscal 2019 and fiscal 2018. The increase in sales was partially offset by lower volume of $11.0 million primarily in the metal electrical conduit and cable wire product categories.

Adjusted EBITDA for the three months ended December 28, 2018 increased $12.3 million, or 22.0%, to $68.5 million from $56.2 million for the three months ended December 29, 2017. Adjusted EBITDA margins increased to 19.9% for the three months ended December 28, 2018 compared to 17.7% for the three months ended December 29, 2017. The increase in Adjusted EBITDA was largely due to increased average market prices for the metal electrical conduit product category and incremental Adjusted EBITDA resulting from acquisitions during fiscal 2019 and fiscal 2018. The increase in Adjusted EBITDA was partially offset by lower volume for metal electrical conduit and cable wire product categories.

Mechanical Products & Solutions ("MP&S")

Net sales increased $10.2 million, or 10.4%, for the three months ended December 28, 2018 to $108.8 million compared to $98.6 million for the three months ended December 29, 2017. The increase was primarily due to $14.8 million of higher average selling prices, partly offset by a decrease in net sales of $4.9 million due to the divestiture of Flexhead in the second quarter of fiscal 2018.

Adjusted EBITDA increased $0.1 million, or 0.7%, to $10.9 million for the three months ended December 28, 2018 compared to $10.8 million for the three months ended December 29, 2017. Adjusted EBITDA margins decreased to 10.0% for the three months ended December 28, 2018 compared to 11.0% for the three months ended December 29, 2017. Adjusted EBITDA increase primarily due to an increase in average selling prices, partially offset by the divestiture of Flexhead in the second quarter of fiscal 2018.

Second Quarter and Full-Year 2019 Guidance

The Company's expects second quarter 2019 Adjusted EBITDA to be in the range of $69 million - $75 million and Adjusted net income per diluted share to be in the range of $0.70 - $0.80.

The Company is updating its expectation of fiscal year 2019 Adjusted EBITDA to be in the range of $290.0 million - $310.0 million and its expectation of fiscal year 2019 Adjusted net income per diluted share to be in the range of $3.05 - $3.35 .

Reconciliations of the forward-looking full-year 2019 outlook for Adjusted EBITDA and Adjusted net income per diluted share are not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations.

Exhibit 99.1

Share Repurchase Program

On February 5, 2019, the Board of Directors approved a share repurchase program, under which the Company may repurchase up to $50 million of its outstanding common stock. The Company will conduct repurchases under the program in the open market and through broker negotiated purchases in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and subject to market conditions, applicable legal requirements, and other relevant factors. The share repurchase program will be funded from the company’s available cash balances. This share repurchase program does not obligate the company to acquire any particular amount of common stock, and it may be terminated at any time at the company’s discretion. As of January 30, 2019, the Company had 45,980,471 shares of common stock outstanding.

Conference Call Information

Atkore management will host a conference call today, February 6, 2019, at 8 a.m. Eastern time, to discuss the Company's financial results. The conference call may be accessed by dialing (877) 407-0789 (domestic) or (201) 689-8562 (international). The call will be available for replay until February 19, 2019. The replay can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13686302.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://investors.atkore.com. The online replay will be available on the same website immediately following the call.

To learn more about the Company, please visit the company's website at http://investors.atkore.com.

About Atkore International Group Inc.

Atkore International Group Inc. is a leading manufacturer of Electrical Raceway products primarily for the non-residential construction and renovation markets and Mechanical Products & Solutions for the construction and industrial markets. The Company manufactures a broad range of end-to-end integrated products and solutions that are critical to its customers’ businesses and employs approximately 3,500 people at 58 manufacturing and distribution facilities worldwide. The Company is headquartered in Harvey, Illinois.
Contact:

Keith Whisenand
Vice President - Investor Relations
708-225-2124
KWhisenand@atkore.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to financial outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "shall," "should," "would," "could," "seeks," "aims," "projects," "is optimistic," "intends," "plans," "estimates," "anticipates" or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Exhibit 99.1

A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption "Risk Factors" in our Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission ("SEC") on November 28, 2018 could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines in, and uncertainty regarding, the general business and economic conditions in the United States and international markets in which we operate; weakness or another downturn in the United States non-residential construction industry; changes in prices of raw materials; pricing pressure, reduced profitability, or loss of market share due to intense competition; availability and cost of third-party freight carriers and energy; high levels of imports of products similar to those manufactured by us; changes in federal, state, local and international governmental regulations and trade policies; adverse weather conditions; failure to generate sufficient cash flow from operations or to raise sufficient funds in the capital markets to satisfy existing obligations and support the development of our business; increased costs relating to future capital and operating expenditures to maintain compliance with environmental, health and safety laws; reduced spending by, deterioration in the financial condition of, or other adverse developments with respect to, one or more of our top customers; increases in our working capital needs, which are substantial and fluctuate based on economic activity and the market prices for our main raw materials, including as a result of failure to collect, or delays in the collection of, cash from the sale of manufactured products; work stoppage or other interruptions of production at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons; challenges attracting and retaining key personnel or high-quality employees; changes in our financial obligations relating to pension plans that we maintain in the United States; reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers; loss of a substantial number of our third-party agents or distributors or a dramatic deviation from the amount of sales they generate; security threats, attacks, or other disruptions to our information systems, or failure to comply with complex network security, data privacy and other legal obligations or the failure to protect sensitive information; possible impairment of goodwill or other long-lived assets as a result of future triggering events, such as declines in our cash flow projections or customer demand; safety and labor risks associated with the manufacture and in the testing of our products; product liability, construction defect and warranty claims and litigation relating to our various products, as well as government inquiries and investigations, and consumer, employment, tort and other legal proceedings; our ability to protect our intellectual property and other material proprietary rights; risks inherent in doing business internationally; our inability to introduce new products effectively or implement our innovation strategies; the inability of our customers to pay off the credit lines extended to them by us in a timely manner and the negative impact on customer relations resulting from our collections efforts with respect to non-paying or slow-paying customers; our inability to continue importing raw materials, component parts and/or finished goods; changes as a result of comprehensive tax reform; the incurrence of liabilities and the issuance of additional debt or equity in connection with acquisitions, joint ventures or divestitures; failure to manage acquisitions successfully, including identifying, evaluating, and valuing acquisition targets and integrating acquired companies, businesses or assets; the incurrence of liabilities in connection with violations of the U.S. Foreign Corrupt Practices Act and similar foreign anti-corruption laws; the incurrence of additional expenses, increase in complexity of our supply chain and potential damage to our reputation with customers resulting from regulations related to "conflict minerals"; disruptions or impediments to the receipt of sufficient raw materials resulting from various anti-terrorism security measures; restrictions contained in our debt agreements; failure to generate cash sufficient to pay the principal of, interest on, or other amounts due on our debt; and other factors described from time to time in documents that we file with the SEC. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Information

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"). Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

Exhibit 99.1

Adjusted EBITDA and Adjusted EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business and in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA Margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income (loss) before: depreciation and amortization, interest expense, net, loss (gain) on extinguishment of debt, income tax expense (benefit), restructuring and impairments, stock-based compensation, certain legal matters, transaction costs, gain on sale of a business, gain on sale of joint venture and other items, such as inventory reserves and adjustments and realized or unrealized gain (loss) on foreign currency transactions. We believe Adjusted EBITDA, when presented in conjunction with comparable accounting principles generally accepted in the United States of America ("GAAP") measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of Net sales.

We believe Adjusted EBITDA, when presented in conjunction with comparable accounting principles generally accepted in the United States of America ("GAAP") measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

Adjusted Net Income and Adjusted Net Income per Share

We use Adjusted net income and Adjusted net income per share in evaluating the performance of our business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company's results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and or non-cash items. We define Adjusted net income as net income before consulting fees, loss on extinguishment of debt, stock-based compensation, intangible asset amortization, gain on sale of joint venture, certain legal matters and other items. We define Adjusted net income per share as basic and diluted earnings per share excluding the per share impact of consulting fees, loss on extinguishment of debt, stock-based compensation, intangible asset amortization, gain on sale of joint venture, certain legal matters and other items.

Leverage Ratio - Net debt/Adjusted EBITDA

We define leverage ratio as the ratio of net debt (total debt less cash and cash equivalents) to Adjusted EBITDA on a trailing twelve-month ("TTM") basis. We believe the leverage ratio is useful to investors as an alternative liquidity measure.

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
(in thousands, except per share data)	December 28, 2018	December 29, 2017
Net sales	$452,028	$414,558
Cost of sales	341,772	317,691
Gross profit	110,256	96,867
Selling, general and administrative	56,379	51,595
Intangible asset amortization	8,214	8,687
Operating income	45,663	36,585
Interest expense, net	12,160	6,594
Other (income) expense, net	(1,600)	286
Income before income taxes	35,103	29,705
Income tax expense	8,154	2,516
Net income	$26,949	$27,189

Net income per share
Basic	$0.56	$0.43
Diluted	$0.54	$0.41

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	December 28, 2018	September 30, 2018
Assets
Current Assets:
Cash and cash equivalents	$75,919	$126,662
Accounts receivable, less allowance for doubtful accounts of $2,534 and $1,762, respectively	294,181	265,147
Inventories, net	226,587	221,753
Prepaid expenses and other current assets	28,952	33,576
Total current assets	625,639	647,138
Property, plant and equipment, net	241,699	213,108
Intangible assets, net	295,203	291,916
Goodwill	178,797	170,129
Deferred tax assets	1,249	162
Other long-term assets	2,197	1,607
Total Assets	$1,344,784	$1,324,060
Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$26,561	$26,561
Accounts payable	134,090	156,525
Income tax payable	3,931	542
Accrued compensation and employee benefits	21,197	33,350
Customer liabilities	50,127	3,377
Other current liabilities	51,642	52,392
Total current liabilities	287,548	272,747
Long-term debt	878,094	877,686
Deferred tax liabilities	23,720	16,510
Other long-term tax liabilities	907	1,443
Pension liabilities	16,500	17,075
Other long-term liabilities	13,860	16,540
Total Liabilities	1,220,629	1,202,001
Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 45,980,471 and 47,079,645 shares issued and outstanding, respectively	461	472
Treasury stock, held at cost, 260,900 and 260,900 shares, respectively	(2,580)	(2,580)
Additional paid-in capital	460,264	457,978
Accumulated deficit	(314,831)	(317,373)
Accumulated other comprehensive loss	(19,159)	(16,438)
Total Equity	124,155	122,059
Total Liabilities and Equity	$1,344,784	$1,324,060

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended
(in thousands)	December 28, 2018	December 29, 2017
Operating activities:
Net income	$26,949	$27,189
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,021	17,210
Deferred income taxes	(1,306)	(5,334)
Stock-based compensation	2,982	3,564
Other adjustments to net income	2,201	1,559
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	22,111	19,967
Inventories	4,263	(5,396)
Accounts payable	(30,405)	(8,311)
Other, net	(4,539)	(1,508)
Net cash provided by operating activities	40,277	48,940
Investing activities:
Capital expenditures	(6,875)	(8,235)
Acquisition of businesses, net of cash acquired	(57,899)	—
Other, net	(151)	784
Net cash used in investing activities	(64,925)	(7,451)
Financing activities:
Borrowings under credit facility	—	204,000
Repayments under credit facility	—	(247,000)
Repayments of short-term debt	—	(1,250)
Issuance of common stock	(695)	3,314
Repurchase of common stock	(24,419)	(6,681)
Other, net	(62)	(48)
Net cash used for financing activities	(25,176)	(47,665)
Effects of foreign exchange rate changes on cash and cash equivalents	(919)	219
Decrease in cash and cash equivalents	(50,743)	(5,957)
Cash and cash equivalents at beginning of period	126,662	45,718
Cash and cash equivalents at end of period	$75,919	$39,761
Supplementary Cash Flow information
Capital expenditures, not yet paid	$1,106	$615

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
ADJUSTED EBITDA

The following table presents reconciliations of Adjusted EBITDA to net income for the periods presented:

		Three months ended
	(in thousands)	December 28, 2018	December 29, 2017
	Net income	$26,949	$27,189
	Interest expense, net	12,160	6,594
	Income tax expense	8,154	2,516
	Depreciation and amortization	18,021	17,210
	Restructuring and impairments	1,387	262
	Stock-based compensation	2,982	3,564
	Transaction costs	164	645
	Other (a)	206	507
	Adjusted EBITDA	$70,023	$58,487

(a)	Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions and release of certain indemnified uncertain tax positions.

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
SEGMENT INFORMATION

The following tables represent reconciliations of Net sales and calculations of Adjusted EBITDA Margin by segment for the periods presented:

	Three months ended
	December 28, 2018			December 29, 2017
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin
Electrical Raceway	$343,406	$68,489	19.9%	$316,523	$56,160	17.7%
Mechanical Products & Solutions	108,813	$10,887	10.0%	98,574	$10,809	11.0%
Eliminations	(191)			(539)
Consolidated operations	$452,028			$414,558

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
ADJUSTED NET INCOME PER SHARE

The following table presents reconciliations of Adjusted net income to net income for the periods presented:

		Three months ended
	(in thousands, except per share data)	December 28, 2018	December 29, 2017
	Net income	$26,949	$27,189
	Stock-based compensation	2,982	3,564
	Intangible asset amortization	8,214	8,687
	Other (a)	206	507
	Pre-tax adjustments to net income	11,402	12,758
	Tax effect	(2,793)	(3,317)
	Adjusted net income	$35,558	$36,630

	Weighted-Average Diluted Common Shares Outstanding	48,283	65,905
	Net income per diluted share	$0.54	$0.41
	Adjusted net income per diluted share(b)	$0.74	$0.56

(a)	Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions and release of certain indemnified uncertain tax positions.

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
LEVERAGE RATIO

The following table presents reconciliations of Net debt to Total debt for the periods presented:

($ in thousands)	December 28, 2018		September 30, 2018		September 30, 2017		September 30, 2016		September 25, 2015
Short-term debt and current maturities of long-term debt	$26,561		$26,561		$4,215		$1,267		$2,864
Long-term debt	878,094		877,686		571,863		629,046		649,344
Total debt	904,655		904,247		576,078		630,313		652,208
Less cash and cash equivalents	75,919		126,662		45,718		200,279		80,598
Net debt	$828,736		$777,585		$530,360		$430,034		$571,610

TTM Adjusted EBITDA	$283,086		$271,549		$227,608		$235,002		$163,949

Total debt/TTM Adjusted EBITDA	3.2	x	3.3	x	2.5	x	2.7	x	4.0	x
Net debt/TTM Adjusted EBITDA	2.9	x	2.9	x	2.3	x	1.8	x	3.5	x

ATKORE INTERNATIONAL GROUP INC.
TRAILING TWELVE MONTHS ADJUSTED EBITDA

The following table presents a reconciliation of Adjusted EBITDA for the trailing twelve months ended December 28, 2018:

	TTM	Three months ended
(in thousands)	December 28, 2018	December 28, 2018	September 30, 2018	June 29, 2018	March 30, 2018
Net income	$136,405	$26,949	$32,699	$34,199	$42,558
Interest expense, net	46,260	12,160	12,372	12,442	9,286
Income tax expense	35,345	8,154	1,447	10,352	15,392
Depreciation and amortization	67,703	18,021	17,637	16,192	15,853
Restructuring and impairments	2,974	1,387	604	407	576
Stock-based compensation	14,082	2,982	4,836	3,494	2,770
Certain legal matters	(4,833)	—	(7,119)	—	2,286
Transaction costs	8,833	164	6,638	768	1,263
Gain on sale of a business	(27,575)	—	—	(838)	(26,737)
Other	3,892	206	1,944	(352)	2,094
Adjusted EBITDA	$283,086	$70,023	$71,058	$76,664	$65,341